Disciplined Growth Investor Presentation May 2020

Safe Harbor Statement This presentation contains unaudited financial information and forward-looking statements. Statements that are not historical are forward-looking statements and may contain words such as “may”, “will” ,“believe”, “expect”, “anticipate”, “intend”, “plan”, “project”, “estimate”, and “objective” or similar terminology, concerning the company’s future financial performance, business strategy, plans, goals and objectives. These expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning the Company’s possible or assumed future performance or results of operations and are not guarantees. While these statements are based on assumptions and judgments that management has made in light of industry experience as well as perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances, they are subject to risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different. Such risks and uncertainties include, but are not limited to: direct and indirect impacts of the coronavirus pandemic and the associated government response, economic conditions in various regions, product and price competition, supply chain disruptions, work stoppages, availability and pricing of raw materials, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission. Such forward-looking statements are made as of the date hereof and we undertake no obligation to update these forward-looking statements regardless of new developments or otherwise. This presentation also contains certain measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company has provided this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations, and to provide an additional measure of performance which management considers in operating the business. A reconciliation of these items to the most comparable GAAP measures is provided in our filings with the SEC and/or in the Appendix to this presentation. 2

Federal Signal at a Glance • Founded in 1901, joined NYSE in 1969 (“FSS”) • Diversified industrial manufacturer of specialized vehicles for maintenance and infrastructure markets such as street sweepers, sewer cleaners, vacuum/hydro-excavators (“safe- digging trucks”), industrial vacuum loaders, waterblasting equipment, dump bodies and trailers and road-marking and line-removal equipment; as well as safety and security products including audible and visual warning devices • Leading brands of premium, value-adding products and systems, with growing aftermarket business • Headquartered in Oak Brook, Illinois with 15 manufacturing facilities worldwide • First quarter results represent a strong start to 2020, with year-over-year improvement in sales, income and orders 3

An Experienced Leadership Team Jennifer Sherman Mark D. Weber President and Chief Executive Officer Senior Vice President and Chief Operating Officer . Appointed January, 2016 . Appointed January, 2018 . Previously Chief Operating Officer, Chief Administrative . Previously served as President and Chief Executive Officer Officer, Secretary and General Counsel, with operating of Supreme Industries, Inc. responsibilities for the Company’s Safety and Security . Prior to joining Supreme, Mr. Weber spent 17 years at Systems Group Federal Signal, initially as Vice President of Operations, . Joined Federal Signal in 1994 as Corporate Counsel Elgin Sweeper, before progressing through multiple roles of increasing responsibility, serving as President of the Environmental Solutions Group for over a decade Ian Hudson Svetlana Vinokur Senior Vice President and Chief Financial Officer Vice President, Treasurer and Corporate Development . Appointed October, 2017 . Appointed April, 2015 . Joined Federal Signal in August 2013 as Vice President and . Previously served as Assistant Treasurer for Illinois Tool Corporate Controller Works Inc., Finance Head of M&A Strategy at Mead Johnson . Previously served as Director of Accounting – Latin America Nutrition Company, and Senior Associate for Robert W. Baird and Asia Pacific at Groupon, Inc. & Company’s Consumer and Industrial Investment Banking . 13+ years public accounting experience with Ernst & Young, group LLP 4

Federal Signal Today vs. Prior Downturns

	Today	Prior Downturns
Composition of Businesses	• Clearly-defined strategy, with two groups – ESG and SSG – each of which have strong growth potential through a combination of organic initiatives and M&A	• Composition of our current groups, in addition to low-margin or loss-making FSTech, Refuse and Fire Rescue groups
End Market Exposures	• ~50% municipal / ~50% industrial • Within industrial, markets at different points in the cycle such as construction, utility, oil and gas, infrastructure, waste, rendering, landscaping, military	• 60%+ municipal / 40% industrial • Within industrial, heavy reliance on oil and gas
Revenue Streams	• Balanced portfolio of new and used equipment sales and other aftermarket offerings including parts, rentals and service • Aftermarket revenues represented ~24% of ESG sales in Q1	• Predominantly new equipment sales, with limited aftermarket revenues
Financial Position	• Low debt leverage; Strong balance sheet • Healthy cash flow generation	• High debt leverage; Weak balance sheet • Mixed cash flow generation
Opportunity for M&A	• Ample due to strong financial position, active M&A pipeline and clear view of what we are looking for in acquisition candidates	• Limited due to weak financial position and need to prioritize restructuring over pipeline development
Operational Performance	• Consistent performance within target EBITDA margin ranges • Focus on operational excellence, with Eighty-Twenty Improvement ("ETI") initiatives the cornerstone of our operational philosophies	• Inconsistent performance with certain businesses incurring losses
New Product Development ("NPD")	• Revamped, customer-focused NPD process, introducing more new products at a faster pace	• Limited focus on NPD given ongoing cost constraints

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Two Attractive Platforms Environmental Solutions Safety and Security Systems $1.0 B* Group Group Segment (ESG) (SSG) Serves municipal, industrial, Serves the needs of and utility markets for surface municipalities and industrial and sub-surface cleaning, verticals for audible and $227 M* safe-digging, road marking, visual safety and security Markets infrastructure maintenance notification devices and and material hauling 6 systems • Street Sweeping • Sewer Cleaning • Lights & Sirens • Safe Digging • Industrial Cleaning • Signaling Devices • Dump Bodies and Trailers • Warning Systems *TTM net sales 3/31/20 • Road-Marking and Line-Removal Products 6

Environmental Solutions Group (ESG) Have established a platform serving maintenance and infrastructure markets to provide customers with a comprehensive suite of products and services Street Sewer Safe Industrial Materials Hauling Road Application sweeping cleaning digging cleaning Marking Brands Products Industrial Construction, Industrial, Transportation, End Markets and Municipal Municipal Industrial Utility Landscaping, Municipal Infrastructure, Municipal Dealer Dealer Direct Channels Oil & Gas Dealer / Direct Direct Dealer / Direct Addressable ~$4.0B Market* Routes to Market Rental/Aftermarket Dealer Network Distribution US US Dealer Largest Canadian Provide parts / service / refurbishment / rental Distribution For ESG products and Network distributor of offering through the network of 20+ locations in US Network other OEM’s products 7 maintenance equipment and Canada such as snow equipment to municipalities and garbage trucks *Management estimates

Safety and Security Systems Group (SSG) Serves the needs of government and industrial verticals for audible and visual safety and security notification devices Public Safety and Security Signaling Systems Application Lights and siren products for Police, Fire and Audible and visual Warning Systems Heavy Duty (HD) end-markets signaling devices Public Address General Alarming (PAGA) Brands Products Industrial Oil & Gas Commercial Municipal End Markets Municipal Heavy Industry Oil & Gas and Channels Industrial Distributor Manufacturing Commercial Indirect Direct Addressable $1.0 B $600 M $1.0 B Market * * Management estimates 8

COVID-19 Pandemic: How we are Responding Protecting our Employees . As “essential” businesses, our operations have to date remained largely operational . Key area of focus has been on the safety and wellbeing of our employees; with that in mind, we were proactive in taking a number of important measures . Following CDC and WHO guidelines to maintain safe working conditions Helping our Communities . Educating customers on the ways our equipment can be used to clean and sanitize outdoor spaces . Supporting local food banks in areas where we work and live . Producing protective face shields for first responder customers and our employees Supporting our Customers . Committed to supporting our “essential” customers with critical products, supplies and services . Manufacturing facilities and service centers remain open with only limited, temporary closures Optimizing our Businesses . Continued focus on effective working capital management; implementing measures to reduce costs . Launching series of “offensive” strategies to accelerate future growth 9

Reclaiming Tomorrow, Together • Recently launched Reclaiming Tomorrow, Together initiative, which targets growth strategies during the various phases of the pandemic, in four primary areas: . Improving digital customer experience . Focusing NPD efforts on ways to make our products and the way we conduct business safer for employees, customers and end users . Identifying opportunities to gain market share . Repositioning our equipment to clean and sanitize outdoor spaces • Visit www.fedsigresponse.com Vactor equipment being used to clean and Vactor equipment being used to clean and sanitize sanitize streets on “Skid Row”, Los Angeles, CA grocery carts Ways in which our equipment can be used to clean and sanitize 10

COVID-19 Pandemic: Challenges Entering Q2 . Although they had a limited impact in Q1, expect the following factors related to the COVID-19 pandemic to have a more significant impact on productivity in Q2: . Decrease in availability of labor at several facilities in recent weeks . Supply chain disruption and customer delivery challenges . Adjusting production processes to comply with safe-distancing guidelines . We have adjusted production schedules accordingly, but due to these factors, expect production at some of our businesses in Q2 may be down between 20%-40% vs. prior year . Low oil and gas prices have impacted rental fleet utilization and replenishment sales . Orders data in April was mixed; some businesses continued to have a steady flow of orders, but we have seen recent order softness in other businesses . For example, after reporting highest quarterly orders under our ownership in Q1, TBEI saw softer orders in April, with certain customers unable to secure chassis with OEMs temporarily shut down . Coronavirus restrictions have negatively impacted sales process in some of our businesses . Limited ability to perform on-site demos, a critical selling tool for our safe digging equipment . Managing through challenges, by implementing measures to reduce cost and manage capital prudently . Actions expected to drive savings of ~$10 M in Q2 (versus original internal plan for 2020) . Given ongoing uncertainty, outlook for 2020 was withdrawn; intend to provide update on Q2 earnings call 11

Strong Balance Sheet and Financial Flexibility*

Strong capital structure	• Cash and cash equivalents of $69.4 M • $279 M of total debt outstanding • Net debt of ~$210 M ** • In July 2019, executed a five-year, $500 M revolving credit facility, with flexibility to increase by additional $250 M for acquisitions • No debt maturities until July 2024 • Net debt leverage remains at comfortable level, essentially unchanged from end of 2019 • Compliant with all covenants with significant headroom
Healthy cash flow and access to cash	• Generated ~$5 M of cash from operations in Q1 2020, up $14 M from Q1 2019 • Cash flow to date in April has met expectations, with no material change in customer delinquencies or bad debts • ~$211 M of availability under revolving credit facility
Cash returns to stockholders	• Paid $4.8 M for dividends in Q1 2020; recently declared $0.08 per share dividend for Q2 2020 • During Q1 2020, obtained Board authorization to repurchase up to $75 M of additional shares; spent $13.5 M buying back ~491,000 shares
Actions taken to maintain financial flexibility	• To bolster cash position in the short-term, borrowed ~$64 M during Q1 2020 • Reducing discretionary capital expenditures, without deferring key ongoing initiatives *(2020 capital expenditures expected to be ~$5 M lower than previous estimate)* • Suspended additional share repurchases until further notice • Implemented measures to manage working capital • Deferring certain tax payments and pension contributions under CARES Act

** Dollar amounts as of, or for the quarter ending 3/31/2020*
*** Net debt is a non-GAAP measure and is computed as total debt of $278.9 M, less total cash and cash equivalents of $69.4 M*

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Key Strategic Initiatives Specialty Vehicles for Aftermarket Parts and Audible and Visual Safe Digging Diverse Focus Services Warning Devices Areas of End-Markets Supported By Flexible New Product Technology as an Manufacturing & “ETI” Disciplined M&A Development Enabler Culture 13

Strategic Initiative– Safe Digging

Federal Signal is well positioned to establish a leading position in an emerging application for vacuum-excavation technology; increased regulation expected to accelerate growth

What is it?

- Vacuum excavation or "Safe Digging" involves the use of pressurized air or water ("hydro-excavation") to dig (coupled with a vacuum system) as an alternative to the use of traditional equipment such as backhoes and mechanical excavators
- Acceptance of safe-digging applications continues to improve significantly over the last decade
- Application has been widely accepted in Canada; US is behind but great early indicators – 19 states now include vacuum excavation as part of "safe excavation practices"

Why is it Attractive?

- In many circumstances, vacuum excavation is a safer and more productive means for digging (in comparison to traditional excavation)
- Significantly minimizes chances of damage to underground infrastructure during the digging process
- Less intrusive to the surrounding site at point of digging
- Provides opportunity for the use of our broad range of offerings in new and emerging end markets beyond oil and gas

Why Federal Signal?

- Sole manufacturer of complete range of truck-mounted safe-digging equipment, with applications across a number of end-markets
- 30-year track record of manufacturing leading vacuum-excavation products
- Widest service and support network for vacuum-excavation products
- Best-in-class payload for Ontario market
- Dedicated and experienced sales organization in place to support initiative
- Orders for safe-digging equipment in 2019 were up ~$29M, or 28%, compared to 2018


VACTOR
HXX
PARADIGM
VACUUM EXCAVATORS

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Strategic Initiative– Aftermarket Parts & Services Optimizing platform to transform Federal Signal’s aftermarket business into an industry leader of parts and services to maintenance and infrastructure markets • Unified platform to serve municipal and industrial Rentals ObjectivesStrategic customers across all ESG businesses JJE acquisition • Undivided focus on growing and optimizing Federal Signal’s non-whole goods capabilities Used Equipment • Areas of focus: Sales . E-commerce capability development . Joint procurement initiatives to optimize input Parts & Service costs . Pricing harmonization across customers . Alternative ownership structures – rental and New Equipment Sales used equipment • ESG’s rental income in 2019 increased by 11% vs. 2018, while total aftermarket revenues grew by 13% over the same period 15

Strategic Initiative– Audible & Visual Warning Devices SSG businesses focused on optimizing their existing channels and expanding product offerings Optimize Channel Product Portfolio Expansion Smart Products • Pricing / Promotion strategy • “Allegiant” – low cost lightbar to • CommanderOne – monetization of • E-commerce platform development expand addressable market existing installed base for outdoor • New product development focus on • “Pathfinder” siren – superior product warning products addressing adjacent market verticals features at lower price point • Smart peripheral lights for police, • Capitalize on existing installed base • Integrated systems managing lights, fire, and heavy duty markets • Strategic geographical expansion sirens, automatic license plate • Multifunction, intelligent and and distributor rationalization recognition (“ALPR”) video, and other connected industrial signaling critical vehicle functions products 16

Profitable Growth Execution

Net Sales


$ in millions
768
234
534
2015
708
217
491
2016
899
206
693
2017
1,090
226
864
2018
1,221
228
993
2019
1,234
227
1,007
TTM 3/31/20
ESG
SSG

Orders


$ in millions
686
237
449
2015
674
200
474
2016
1,018
212
806
2017
1,173
227
946
2018
1,269
231
1,038
2019
1,274
242
1,032
TTM 3/31/20
ESG
SSG

Adjusted EBITDA Margin*

(Consolidated)


Adjusted EBITDA Margin %
15.4%
12.0%
12.4%
14.6%
15.7%
16.2%
2015
2016
2017
2018
2019
TTM 3/31/20

Target EBITDA Margin ranges[1]

- ESG: 15% - 18%
- SSG: 15% - 18%
- Consolidated: 12% - 16%
  - Historical EBITDA margins and targets place Federal Signal in the top tier of its peer group of specialty vehicle manufacturers

(1) Underlying assumptions: Absence of extraordinary factors affecting demand from end-markets; No unusual hearing loss litigation expenses

Q1 2020 Highlights[2]:

- Strong start to the year, despite exceptionally difficult circumstances
- Net sales of $286M, up $12M, or 4%
- Operating income of $32.3M, up $6.5M, or 25%
- Adjusted EBITDA* of $43.9M, up $8.0M, or 22%
- Improved adjusted EBITDA margin* of 15.3%, up from 13.1%; towards high end of target range
- GAAP EPS of $0.38, up 31% from $0.29
- Adjusted EPS* of $0.39, up 30% from $0.30
- Orders of $304M, up $5M, or 2%
- Record backlog of $401M, up $37M, or 10%, from Q1 last year, and up $14M, or 4%, from end of 2019

(2) Comparisons to Q1 2019, unless otherwise noted

*Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS are non-GAAP measures. See Appendix V for additional information, including reconciliation to GAAP measures.

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Priority Driven Long-Term Capital Allocation

Reinvest in the Business	• Organic projects leverage existing assets, generally require limited cash investment • Innovation R&D efforts target new and updated products • Generally, funded within operating results, cash flow and normal cap ex • In 2020, anticipating cap ex in the range of $25M-$30M, including investments associated with ongoing plant expansions
Acquisitions	• Completed acquisitions of MRL for initial payment of $50M (Q3 2019), TBEI for $270M (Q2 2017), and JJE for initial payment of C$126M (Q2 2016) • Focused primarily on acquisitions that fit closely within our existing products and services, manufacturing competencies, channels and customers • In Q3 2019, funded $13.4M payout associated with JJE earnout and deferred payment
Dividend Policy	• Provide a competitive dividend yield while funding business growth • At $0.08 per share, dividend yield is ~1.1% • Paid dividends of $4.8M in Q1 2020 and $19.3M for full year 2019
Share Repurchases	• Opportunistic share buybacks as a return of cash to our shareholders • During Q1 2020, obtained Board authorization to repurchase up to $75 M of additional shares; spent $13.5 M buying back ~491,000 shares • ~$91 M of repurchase authorization remaining under current programs (~5% of market cap)

Cash Deployment (2017-19)[1]


Dividends 12%
Share Repurchase 1%
Capex 13%
Acquisitions 74%

1) Chart depicts use of cash for each category, relative to the total cash used on all four activities, for the cumulative period 2017-19; excludes investment in rental fleet, which is reported as part of operating cash flows

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Factors Expected to Drive Long-Term Growth ▲Clearly-defined strategy with history of successful execution against key initiatives ▲Newly-identified offensive strategies, including Reclaiming Tomorrow, Together initiative ▲Strong financial position – low net debt leverage and ample liquidity ▲Robust cash flow generation ▲M&A opportunities with potential for more reasonable valuation expectations ▲Track record of strategic acquisitions, which have been immediately accretive ▲Record backlog at end of Q1 ▲With diversification of revenue streams, end markets and product offerings, Federal Signal is a different, more stable and more diversified business than it was during prior downturns ▲Healthy “essential” businesses which have to date remained largely operational ▲Most of our businesses would stand to benefit from an expected infrastructure bill ▲Established dealer network providing municipalities with essential services; water tax revenues are also a source of funding ▲Expanded federal funding available to municipalities 19

Positioned for Long-Term Growth With continued focus on organic growth and M&A, and margin performance above that of many of our peers, our financial framework aims to create long-term shareholder value Long-Term Organic Value-Added Revenue Growth Acquisitions (Couple of % points > GDP) High Single Digit Revenue Growth Adjusted Earnings per Share* (US$ / share) EBITDA Margin ESG: 15-18% Targets: SSG: 15-18% Consolidated: 12-16% $1.79 $1.41 $0.83 $0.67 Cash Conversion: ROIC > Cost of 2016 2017 2018 2019 ~100% of net income Capital 20 *Adjusted earnings per share is a non-GAAP measure. See Appendix V for additional information, including reconciliation to GAAP measures.

Appendix I. Segments Overview II. Eighty-Twenty Improvement Culture III. New Product Development IV. Disciplined M&A Process V. Non-GAAP Measures VI. Executive Compensation VII. Investor Information 21

Appendix I: ESG Products 22

Appendix I: ESG Products (continued) 23

Appendix I: ESG - Market Influencers & Where We Play Market Dynamics . Economic recovery supports state and local funding for 2019 Sales by Geography street sweepers and sewer cleaners . Funding for sewer cleaners through water tax 18% revenues adds further stability . Aging infrastructure, pipeline expansion, and increasing 82% urbanization support long-term demand for safe digging products, dump bodies and trailers U.S. Non-U.S. . Healthy housing market and improving industrial activity 2019 End Markets by Users supports growth opportunities for dump bodies and trailers Municipal/Government . Upsides from prospective infrastructure spending, if any Industrial approved Utility . Tracking new housing starts, Class 8 truck chassis, municipal Oil and Gas spending, oil rig counts, and overall industrial activity Source: Management Estimates 24

Appendix I: SSG Products 25

Appendix I: SSG - Market Influencers & Where We Play Market Dynamics 2019 Sales by Geography . Increased national focus on issues of public safety and law enforcement, and rising public expectations for transparency and accountability driving demand for 37% safety and security products 63% . Rising occurrence of natural and man-made disasters U.S. . Shift in customer preference towards inter-connected Non-U.S. platforms expected to drive demand for security systems integration 2019 End Markets by Users . Tracking police data that indicates the number of new Municipal/Government police vehicle registrations; 2019 demand temporarily Industrial impacted by Ford’s model year changeover Utility Oil and Gas Other Source: Management Estimates 26

Appendix II: Eighty–Twenty Improvement (“ETI”) Culture Manufacturing Efficiency Material Cost Reduction • Lean manufacturing focus • Waste reduction • Throughput flexibility • SKU rationalization • Labor pool management • Savings through volume aggregation • Flexible manufacturing model • Sourcing optimization • Recent investments in machinery expected to result in productivity improvements Working Capital Optimization Pricing Strategy • Derived benefits from manufacturing efficiencies • Parts pricing strategy and SKU rationalization • Effective “options” pricing • Improved cycle times to drive inventory reductions 27

Appendix III: New Product Development

Customer-Focused Process

- Complete change in approach to innovation, starting in 2013
- Current innovation organization has had a number of successes, including the record-breaking launch of the ParaDIGm vacuum excavator
  - Most successful new product launch in over a decade
  - Initial market demand exceeding expectations
- In 2018, announced acceleration of innovation initiatives to drive long-term organic growth; targeting long-term organic revenue growth of a couple percentage points above GDP




HXX
PARADIGm
VACTOR
HXX
VACUUM EXCAVATORS

Environmental Solutions Group (ESG)

- Sewer Cleaner productivity improvements such as advanced controls and a new, revolutionary boom design
- All-New Vactor iMPACT™ compact sewer cleaner
- All-New RegenX™ regenerative air sweeper, and new single-engine versions of legacy sweepers
- All-New HXX Vacuum Excavator with improved payload carrying capacity
- Jetstream portfolio of tools and accessories
- All-New TRUVAC™ Coyote Vacuum Excavator
- Street sweeper-based road condition assessment service offering
- Recently released plug-in, hybrid electric sweeper
- World Sweeping Association's 2020 Award of Excellence in Power Sweeping



Safety and Security Systems Group (SSG)

- Automatic License Plate Recognition (ALPR) Systems
- CommanderOne Direct Messaging (SMS/Phone)
- Smart Police Vehicle Systems
- Next-Generation PAGA
- Global Series Signaling Devices
- Allegiant Police Light Bar
- Pathfinder Siren Suite


CommanderOne

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Appendix IV: Disciplined M&A Target companies that accelerate our current strategic initiatives or provide a platform for growth in adjacent markets or new geographies • Niche market leader (product, geography, end-market) • Sustainable competitive advantage • Deep domain expertise (technology, application, manufacturing) Business • Strong management team Characteristics • Leverages our distribution and manufacturing capabilities • Solid growth potential • Through-the-cycle margins comparable to or higher than our target margins • Ideally, identifiable synergies and recurring revenue opportunities Financial Financial Characteristics • Return on capital greater than our cost of capital, appropriately adjusted for risk 29

Appendix V: Non-GAAP Measures • Impact of 2019 Lease Accounting Standard Adoption on historical non-GAAP measures - Effective January 1, 2019, the Company adopted the new lease accounting standard, which resulted in a change to the Company’s recognition of the deferred gain associated with historical sale lease-back transactions. Prior to 2019, approximately $1.9 M of the deferred gain had been recognized each year since 2008, of which approximately $1.1 M and $0.8 M had been recognized within ESG and SSG, respectively. Effective in 2019, the Company no longer recognizes any portion of the gain through the Consolidated Statement of Operations, and recognized the remaining deferred gain balance, net of the related deferred tax asset, as a cumulative effect adjustment to opening retained earnings. To facilitate comparisons with prior periods, we have revised our previously-issued non-GAAP results to exclude the recognition of this deferred gain. • Adjusted net income, income from continuing operations and earnings per share (“EPS”) - The Company believes that modifying its net income, income from continuing operations (where applicable) and diluted EPS provides additional measures which are representative of the Company’s underlying performance and improves the comparability of results between reporting periods. During the three months ended March 31, 2020 and 2019, adjustments were made to reported GAAP net income and diluted EPS to exclude the impact of acquisition and integration-related expenses, coronavirus-related expenses, and purchase accounting effects, where applicable. During the years ended December 31, 2016 through December 31, 2019, adjustments were made to reported GAAP income from operations and diluted EPS to exclude the impact of restructuring activity, executive severance costs, acquisition and integration-related expenses, purchase accounting effects, pension settlement charges, hearing loss settlement charges, debt settlement charges and special tax items, where applicable. • Adjusted EBITDA and adjusted EBITDA margin - The Company uses adjusted earnings before interest, tax, depreciation and amortization (“adjusted EBITDA”) and the ratio of adjusted EBITDA to net sales ("adjusted EBITDA margin") as additional measures which are representative of its underlying performance and to improve the comparability of results across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin are meaningful metrics to investors in evaluating the Company’s underlying financial performance. Adjusted EBITDA is a non-GAAP measure that represents the total of net income (or income from continuing operations, where applicable), interest expense, pension settlement charges, hearing loss settlement charges, debt settlement charges, acquisition and integration-related expenses, coronavirus-related expenses, purchase accounting effects, other income/expense, income tax expense and depreciation and amortization expense, where applicable. Consolidated adjusted EBITDA margin is a non-GAAP measure that represents the total of net income (or income from continuing operations, where applicable), interest expense, pension settlement charges, hearing loss settlement charges, debt settlement charges, acquisition and integration-related expenses, coronavirus-related expenses, purchase accounting effects, other income/expense, income tax expense and depreciation and amortization expense, where applicable, divided by net sales for the applicable period(s). Other companies may use different methods to calculate adjusted EBITDA and adjusted EBITDA margin. 30

Appendix V: Adjusted Earnings Per Share Three Months Ended March 31, ($ in millions, except EPS) 2020 2019 Net income $ 23.4 $ 17.5 Add: Income tax expense 7.2 5.9 Income before income taxes 30.6 23.4 Add: Acquisition and integration-related expenses 0.3 0.6 Coronavirus-related expenses (1) 0.4 - Purchase accounting effects (2) 0.2 0.1 Adjusted income before income taxes $ 31.5 $ 24.1 Adjusted income tax expense (3) (7.4) (6.0) Adjusted net income $ 24.1 $ 18.1 Diluted EPS $ 0.38 $ 0.29 Adjusted diluted EPS $ 0.39 $ 0.30 (1) Coronavirus-related expenses in the three months ended March 31, 2020 relate to direct expenses incurred in connection with the Company's response to the coronavirus pandemic, that are incremental, and separable from, normal operations. (2) Purchase accounting effects relate to adjustments to exclude the step-up in the valuation of acquired JJE equipment that was sold subsequent to the acquisition in the three months ended March 31, 2020 and 2019, as well as to exclude the depreciation of the step-up in the valuation of the rental fleet acquired. (3) Adjusted income tax expense for the three months ended March 31, 2020 and 2019 was recomputed after excluding the impact of acquisition and integration-related expenses, coronavirus-related expenses, and purchase accounting effects, where applicable. 31

Appendix V: Adjusted Earnings Per Share (cont.)

	Year Ended December 31,			
($ in millions, except EPS)	2016	2017	2018	2019
Income from continuing operations	$ 39.4	$ 60.5	$ 93.7	$ 108.4
Add:				
Income tax expense	17.4	0.5	17.9	30.2
Income before income taxes	56.8	61.0	111.6	138.6
Add:				
Restructuring	1.7	0.6	-	-
Executive severance costs	-	0.7	-	-
Acquisition and integration-related expenses	1.4	2.7	1.5	2.5
Purchase accounting effects *(1)*	3.9	4.8	1.2	0.8
Pension settlement charges	-	6.1	-	-
Hearing loss setttlement charges	-	1.5	0.4	-
Debt setttlement charges	0.3	-	-	-
Adjusted income before income taxes	$ 64.1	$ 77.4	$ 114.7	$ 141.9
Adjusted income tax expense *(2)(3)(4)(5)*	(22.1)	(26.3)	(27.2)	(31.8)
Adjusted income from continuing operations	**$ 42.0**	**$ 51.1**	**$ 87.5**	**$ 110.1**
Less:				
Deferred gain recognition, net of income tax *(6)*	(1.3)	(1.3)	(1.5)	-
Adjusted income from continuing operations, as revised	**$ 40.7**	**$ 49.8**	**$ 86.0**	**$ 110.1**
Diluted EPS	$ 0.64	$ 1.00	$ 1.53	$ 1.76
Adjusted diluted EPS	**$ 0.69**	**$ 0.85**	**$ 1.43**	**$ 1.79**
Adjusted diluted EPS, as revised	**$ 0.67**	**$ 0.83**	**$ 1.41**	**$ 1.79**

(1) Purchase accounting effects relate to adjustments to exclude the step-up in the valuation of equipment acquired in connection with recent acquisitions that was sold subsequent to the acquisition dates in the years ended December 31, 2019, 2018, 2017, and 2016, as well as to exclude the depreciation of the step-up in the valuation of the rental fleet acquired in the JJE transaction.

(2) Adjusted income tax expense for the year ended December 31, 2019 excludes a $0.8 million benefit from changes in state deferred tax valuation allowances. Adjusted income tax expense for the year ended December 31, 2019 also excludes the tax effects of acquisition and integration-related expenses and purchase accounting effects.

(3) Adjusted income tax expense for the year ended December 31, 2018 excludes an $8.6 million net tax benefit associated with tax planning strategies. Adjusted income tax expense for the year ended December 31, 2018 also excludes the tax effects of acquisition and integration-related expenses, purchase accounting effects and hearing loss settlement charges.

(4) Adjusted income tax expense for the year ended December 31, 2017 excludes a $20.0 million net tax benefit, representing the Company's preliminary estimate of the impact of the 2017 Tax Act, and a $0.8 million benefit from changes in state deferred tax valuation allowance. Adjusted income tax expense for the year ended December 31, 2017 also excludes $0.6 million of tax expense associated with a change in the enacted state tax rate in Illinois, and the tax effects of restructuring activity, executive severance costs, acquisition and integration-related expenses, purchase accounting effects, hearing loss settlement charges and pension settlement charges.

(5) Adjusted income tax expense for the year ended December 31, 2016 excludes a $2.2 million net benefit resulting from changes in deferred tax valuation allowances in Canada and the U.K. Adjusted income tax expense for the year ended December 31, 2016 also excludes the tax effects of restructuring activity, acquisition and integration-related expenses, purchase accounting effects and debt settlement charges.

(6) Adjustment to exclude recognition of deferred gain associated with historical sale lease-back transactions. Effective 2019, the Company no longer recognizes the gain due to the adoption of new lease accounting standard.

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Appendix V: Adjusted EBITDA $ millions, except % Q1 2020 Q1 2019 Net income $ 23.4 $ 17.5 Add: Interest expense 1.5 2.0 Acquisition and integration-related expenses 0.3 0.6 Coronavirus-related expenses 0.4 - Purchase accounting effects * 0.1 - Other expense, net 0.2 0.4 Income tax expense 7.2 5.9 Depreciation and amortization 10.8 9.5 Consolidated adjusted EBITDA $ 43.9 $ 35.9 Net Sales $ 286.1 $ 273.8 Consolidated adjusted EBITDA margin 15.3% 13.1% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.1 million and $0.1 million for the three months ended March 31, 2020 and 2019, respectively 33

Appendix V: Adjusted EBITDA (cont.)

($ in millions)	2015	2016	2017	2018	2019	TTM 3/31/20
Net Sales	**$768.0**	**$707.9**	**$898.5**	**$1,089.5**	**$1,221.3**	**$1,233.6**
Income from continuing operations	65.8	39.4	60.5	93.7	108.4	114.3
Add:						
Interest expense	2.3	1.9	7.3	9.3	7.9	7.4
Pension settlement charges	-	-	6.1	-	-	-
Hearing loss settlement charges	-	-	1.5	0.4	-	-
Debt settlement charges	-	0.3	-	-	-	-
Acquisition and integration-related expenses	-	1.4	2.7	1.5	2.5	2.2
Coronavirus-related expenses (a)	-	-	-	-	-	0.4
Restructuring	0.4	1.7	0.6	-	-	-
Executive severance costs	-	-	0.7	-	-	-
Purchase accounting effects (b)	-	3.6	4.4	0.7	0.2	0.3
Other expense (income), net	5.2	1.8	(0.8)	0.6	0.6	0.4
Income tax expense	34.1	17.4	0.5	17.9	30.2	31.5
Depreciation and amortization	12.3	19.1	30.0	36.4	41.5	42.8
Adjusted EBITDA	**$120.1**	**$ 86.6**	**$113.5**	**$ 160.5**	**$ 191.3**	**$ 199.3**
Less: Deferred gain recognition (c)	(1.9)	(1.9)	(2.0)	(1.9)	-	-
Adjusted EBITDA, as revised	**$118.2**	**$ 84.7**	**$111.5**	**$ 158.6**	**$ 191.3**	**$ 199.3**
Adjusted EBITDA Margin	**15.6%**	**12.2%**	**12.6%**	**14.7%**	**15.7%**	**16.2%**
Adjusted EBITDA Margin, as revised	**15.4%**	**12.0%**	**12.4%**	**14.6%**	**15.7%**	**16.2%**

(a) Coronavirus-related expenses in the trailing twelve months ended March 31, 2020 relate to direct expenses incurred in connection with the Company's response to the coronavirus pandemic, that are incremental to, and separable from, normal operations.

(b) Excludes purchase accounting effects reflected in depreciation and amortization of $0.3 M, $0.4 M, $0.5 M, $0.6 M, and $0.6M for 2016, 2017, 2018, 2019, and TTM 3/31/20, respectively.

(c) Adjustment to exclude recognition of deferred gain associated with historical sale lease-back transactions. Effective 2019, the Company no longer recognizes the gain due to the adoption of new lease accounting standard.

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Appendix VI: Executive Compensation Aligned with Long-term Objectives • The Company continues to focus on executing against a number of key long-term objectives, which include the following: . Creating disciplined growth . Improving manufacturing efficiencies and costs . Leveraging invested capital . Diversifying our customer base One Year Three Years Ten Years Cash Bonus (STIP) Short-Term • Earnings (55%) Annual Goals EBITDA Margin (15%) 1. Profitability and growth • 2. Market share • Individual Objectives (30%) Performance Share Units Long-Term • EPS (75%) 3-year Performance and Vesting Periods 1. Profitability and growth • Return on Invested Capital (25%) 2. Shareholder value creation 3. Facilitates stock ownership 4. Executive retention Long-Term Restricted Stock Awards 3-year Cliff Vesting 1. Executive recruitment 2. Executive retention 3. Facilitates stock ownership Share Price Appreciation Longer-Term • Stock Options 3-year Ratable Vesting Period and 10 Year Exercise Period 1. Shareholder value creation 2. Facilitates stock ownership 3. Executive retention 35

Appendix VII: Investor Information Stock Ticker: NYSE:FSS Company website: federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS CONTACTS 630-954-2000 Ian Hudson Svetlana Vinokur SVP & Chief Financial Officer VP, Treasurer and Corporate Development IHudson@federalsignal.com SVinokur@federalsignal.com 36